UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 29, 2004

THE FINISH LINE, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3308 N. Mitthoeffer Road, Indianapolis, IN	46235

(Address of principal executive offices)	(Zip code)

(317) 899-1022

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

Reincorporation

     On July 29, 2004, The Finish Line, Inc., a Delaware corporation (the "Delaware Company”) merged (the “Reincorporation Merger”) with and into its wholly-owned subsidiary, The Finish Line Indiana Corp., an Indiana corporation (the “Company”) with the Company surviving the Reincorporation Merger as an Indiana Corporation. The principal purpose of the Reincorporation Merger was to change the state of incorporation of the Delaware Company from Delaware to Indiana. The Reincorporation Merger was effected pursuant to that certain Plan and Agreement of Merger dated July 27, 2004 (the “Merger Agreement”), which was approved by the stockholders of the Delaware Company at its 2004 Annual Meeting of Stockholders held on July 22, 2004. Articles of Merger were filed with the Indiana Secretary of State on July 28, 2004 and a Certificate of Merger was filed with the Delaware Secretary of State on July 29, 2004.

     Pursuant to the Merger Agreement, at the effective time of the Reincorporation Merger, the Company restated its Articles of Incorporation and changed its name to “The Finish Line, Inc.”, the issued and outstanding shares of Class A and Class B Common Stock, par value $.01 per share, of the Delaware Company automatically converted into Class A and Class B Common Shares of the Company on a one-for-one basis, and the Company succeeded to all the assets, liabilities and business of the Delaware Company. The stockholders of the Delaware Company were not required to surrender their share certificates of the Delaware Company, and replacement certificates representing the Company’s common shares will be issued in exchange therefor upon presentment. Additionally, the Company assumed the The Finish Line, Inc. 1992 Employee Stock Incentive Plan, the The Finish Line, Inc. Non-Employee Director Stock Option Plan and the 2002 Stock Incentive Plan of the Finish Line, Inc. The Delaware Company’s other employee benefit plans and arrangements will also be continued by the Company upon the same terms and subject to the same conditions.

     The Reincorporation Merger did not result in any change in the business, management, location of the principal executive offices, assets or liabilities of the Delaware Company.

     As a result of the Reincorporation Merger, the Company became the successor corporation to the Delaware Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to its Class A Common Stock, and will succeed to the Delaware Company’s reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Class A Common Shares of the Company are deemed to be registered under Section 12(g) of the Exchange Act.

     A description of the capital stock of the Company following the consummation of the Reincorporation Merger is set forth below.

Description of Capital Stock

Common Shares

     Each of the Company’s common shares are designated as either Class A Common Shares or Class B Common Shares. The Company is authorized to issue 110,000,000 common shares (consisting of 100,000,000 Class A Common Shares and 10,000,000 Class B Common Shares) and 1,000,000 preferred shares.

     The Company’s Board of Directors has determined not to issue additional Class B Common Shares, except in conjunction with stock splits, reverse stock splits, stock dividends, reclassifications and similar transactions and events regarding the Class A Common Shares that would otherwise have the effect of changing the conversion rights of the Class B Common Shares relative to the Class A Common Shares (the “Adjustments”).

     Holders of common shares do not have any preemptive rights or rights to subscribe for additional securities of the Company. Common shares are not redeemable and there are no sinking fund provisions.

     While the Class A Common Shares are not convertible into any other series or class of the Company’s securities, each Class B Common Share is freely convertible into one share (subject to the Adjustments) of Class A Common Shares at the option of the Class B shareholder. All Class B Common Shares shall automatically convert to Class A Common Shares (on a share-for-share basis, subject to the Adjustments) on the earliest record date for an annual meeting of the Company’s shareholders on which the number of Class B Common Shares outstanding is less than 5% of the total number of common shares outstanding. Class B Common Shares may not be transferred to third parties (except for transfers to certain family members and in other limited circumstances). Any impermissible transfer of Class B Common Shares will result in the automatic conversion of such shares into Class A Common Shares.

     Subject to the preferences applicable to preferred shares outstanding at the time, holders of common shares are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor, and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and preferred share preferences, if any. In the case of dividends or other distributions payable in common shares, Class A Common Shares will be distributed with respect to Class A Common Shares, and Class B Common Shares shall be distributed with respect to Class B Common Shares unless the Board of Directors determines to distribute Class A Common Shares with respect to Class B Common Shares. In all other respects, Class A Common Shares and Class B Common Shares will be treated equally with respect to dividends and distributions.

     Holders of Class A Common Shares are entitled to one vote for each share held of record, and holders of Class B Common Shares are entitled to ten votes for each share held of record. The Class A Common Shares and the Class B Common Shares vote together as a single class on all matters submitted to a vote of shareholders (including the election of directors). Common shares do not have cumulative voting rights with respect to the election of directors. Two thirds of the Company’s voting power is required to amend the Company’s Restated Articles of Incorporation and 80% of the Company’s voting power is required to amend certain provisions of the Restated Articles of Incorporation relating to business combinations. The power to amend the Company’s Bylaws is vested exclusively in the Board of Directors. The Board of Directors is classified into three classes. Directors designated as Class I will be elected to serve for a one year term expiring at the 2005 Annual Meeting of Shareholders, directors designated as Class II will be elected for a two year term expiring at the 2006 Annual Meeting of Shareholders and directors designated as Class III will be elected to serve for a three year term expiring at the 2007 Annual Meeting of Shareholders. Each class of directors will be elected to serve for a three year term after their first term expires.

     Nominations for the election of directors at an annual meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of the shareholder’s intent to make such nomination has been given to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the case of the annual meeting to be held in 2005 or in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not less than 90 days nor more than 120 days in advance of such annual meeting or, if later, the seventh day following the first public announcement of the date of the annual shareholders meeting. The Bylaws expressly provide that in no event shall the public announcement of an adjournment of an annual meeting of the shareholders commence a new time period for the giving of a shareholder’s notice as described above. The shareholder’s notice must contain certain information specified in the Bylaws.

     The Company’s Restated Articles of Incorporation provides that no shareholder action may be taken by written consent.

     The Company’s Transfer Agent and Registrar for the Class A and Class B Common Shares is American Stock Transfer & Trust Co. The Class A Common Shares are traded on Nasdaq under the symbol “FINL.”

Preferred Shares

     The Company’s Board of Directors is authorized without further action by the shareholders to issue, from time to time, shares of preferred shares, and to determine and state the designations and relative preferences, limitations, voting rights and other rights of the preferred shares.

     No preferred shares are currently outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, dilute the voting power of the holders of common shares, and under certain circumstances, have possible antitakeover effects, such as making it more difficult for a third party to gain control of the Company, discouraging bids for the Company’s common shares at a premium, or otherwise affecting the market price of the Company’s Class A Common Shares.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Plan and Agreement of Merger between The Finish Line, Inc., a Delaware corporation, and The Finish Line Indiana Corp., an Indiana corporation[1]
3.1	Restated Articles of Incorporation of The Finish Line, Inc.
3.2	Bylaws of The Finish Line, Inc.[2]

[1]	Incorporated by reference to Appendix 1 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2004.

[2]	Incorporated by reference to Annex 2 to Appendix 1 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Finish Line, Inc.
Date: August 10, 2004	By:	/s/ KEVIN S. WAMPLER
Kevin S. Wampler
Executive Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Restated Articles of Incorporation of The Finish Line, Inc.